UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2013

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

EXPLANATORY NOTE
Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Cheniere Energy Partners, L.P. (the "Partnership") is filing this amendment to its Current Report on Form 8-K filed on December 13, 2012 (the "Original Filing") to update information reported in Item 5.02 to the Original Filing regarding the appointment of Vincent Pagano, Jr. to the Board of Directors (the "Board") of Cheniere Energy Partners GP, LLC, the general partner of the Partnership.
Except for the foregoing, this amendment does not amend the Original Filing in any way and does not modify or update any other disclosures contained in the Original Filing. This amendment supplements and does not supersede the Original Filing. Accordingly, this amendment should be read in conjunction with the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Partnership is filing this amendment to its Current Report on Form 8-K filed on December 13, 2012, which reported the appointment of Vincent Pagano, Jr. to the Board. At the time of his appointment, the Board had not yet determined the committees on which Mr. Pagano would serve. On January 11, 2013, the Board appointed Mr. Pagano as a member of the Audit Committee and as Chair of the Conflicts Committee of the Board, effective as of such date.
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

Date: January 11, 2013	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

	By:	/s/ Meg A. Gentle
	Name:	Meg. A. Gentle
	Title:	Senior Vice President and
Chief Financial Officer